(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	July 24, 2019
(630) 906-5484

Old Second Reports Second Quarter 2019 Net Income of $9.3 million,

New Commercial Lending Additions

AURORA, IL, July 24, 2019 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2019.  The Company’s net income was $9.3 million, or $0.31 per diluted share, for the second quarter of 2019, compared to net income of $8.5 million, or $0.28 per diluted share, in the first quarter of 2019, and net income of $6.3 million, or $0.21 per diluted share, for the second quarter of 2018.

Old Second is also pleased to announce the expansion of its commercial lending team with the addition of three new officers during the second quarter.  Louis L. Weinzelbaum joined the Bank as Group President, Senior Managing Director.  Louis was most recently with MB Financial Bank where he served as Group President of the Professional Services Group.  Alan H. Kohn joined the Bank as Group President, Senior Managing Director.  Alan was most recently with MB Financial Bank where he served as Group President for their Healthcare Banking Group. Donald J. Clark joined the Bank as Senior Vice President, Commercial Banking.  Don was most recently  with MB Financial Bank where he served as Managing Director/Senior Vice President with their Commercial Banking Group.  We are honored to announce these additions and we are extremely excited about the wealth of experience and knowledge they bring to our commercial team and our Chicago banking office.

Operating Results

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Second quarter 2019 net income was $9.3 million, reflecting an increase in earnings of $809,000 from the first quarter of 2019, and an increase in earnings of $3.0 million from the second quarter of 2018.   Second quarter 2019 financial results were negatively impacted by a  $1.1 million mark to market loss on mortgage servicing rights (“MSRs”), of which $849,000 related solely to movements in interest rates, compared to a $819,000 loss in the first quarter of 2019, of which $642,000 related to movements in interest rates.

•

Adjusted net income, a non-GAAP financial measure, was $9.3 million, or $0.31 per diluted share, for the second quarter of 2019, compared to adjusted net income of $8.5 million, or $0.28 per diluted share, for the first quarter of 2019, and adjusted net income of $8.7 million, or $0.29 per diluted share, for the second quarter of 2018.

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Second quarter 2018 adjusted net income excluded $2.5 million in costs, after tax, related to our acquisition of Greater Chicago Financial Corp. and its wholly owned subsidiary, ABC Bank, which was completed on April 20, 2018.

See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

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Net interest and dividend income was $24.8 million for the second quarter of 2019, an increase of $718,000, or 3.0%, from $24.0 million for the first quarter of 2019, and an increase of $1.5 million, or 6.5%, from the second quarter of 2018.  Net interest and dividend income in the second quarter of 2019 was favorably impacted by loan growth over the past year, as well as the December 2018 increase in interest rates.

•

 Noninterest income was $8.1 million for the second quarter of 2019,  an increase of $1.7 million, or 25.6%, compared to $6.5 million for the first quarter of 2019, and a decrease of $390,000, or 4.6%, from $8.5 million for the second quarter of 2018.  Total noninterest income for the second quarter of 2019 was positively impacted by net security gains recorded of $986,000, as well as growth in trust income of $253,000, compared to the first quarter of 2019, and an increase in debit card interchange income of $180,000, compared to the first quarter of 2019. The second quarter of 2019 was negatively impacted by a mark to market loss on MSRs of $1.1 million, compared to a mark to market loss on MSRs of $819,000 for the first quarter of 2019.  Noninterest income for the second quarter of 2019 decreased $390,000, compared to the second quarter of 2018, with increases in the second quarter of 2019 in securities gains, net, of $674,000 and service charges on deposits of $190,000, compared to the second quarter of 2018, which were more than offset by the mark to market loss on MSRs of $1.0 million in the second quarter of 2019, compared to the second quarter of 2018.

•

Noninterest expense was $20.1 million for the second quarter of 2019, an increase of $932,000, or 4.9%, compared to $19.2 million for the first quarter of 2019, and a decrease of $2.2 million, or 9.7%, from $22.3 million for the second quarter of 2018.  The increase in noninterest expense in the second quarter of 2019, compared to the first quarter of 2019, was primarily attributable to increases in salaries, computer and data processing expense, advertising expense, debit card interchange expense, OREO valuation reserves and other expense.  The decrease in noninterest expense in the second quarter of 2019, compared to the second quarter of 2018, was primarily attributable to our ABC Bank acquisition in April 2018, which resulted in higher salaries and employee benefits expense and computer and data processing expense due to the core data conversion in the second quarter of 2018.

•

The provision for income taxes totaled $3.0 million for the second quarter of 2019, compared to $2.4 million for the first quarter of 2019 and $1.8 million for the second quarter of 2018.  The linked quarter increase of $638,000 was primarily due to an increase of $1.4 million in pretax income in the second quarter of 2019, compared to the first quarter of 2019, as well as income tax credits in the first quarter of 2019 stemming from vested stock awards.  The $1.3 million increase in provision for income taxes for the year over year quarter was primarily due to the $4.3 million increase in pretax income in the second quarter of 2019 compared to the second quarter of 2018.

•	On July 16, 2019, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on August 5, 2019, to stockholders of record as of July 26, 2019.

Capital Ratios

		June 30,	March 31,	June 30,
	Well-Capitalized [1]	2019	2019	2018
The Company
Common equity tier 1 capital ratio	N/A	10.26%	9.75%	8.49%
Total risk-based capital ratio	N/A	13.70%	13.17%	11.87%
Tier 1 risk-based capital ratio	N/A	12.83%	12.30%	10.99%
Tier 1 leverage ratio	N/A	10.85%	10.44%	9.37%

The Bank
Common equity tier 1 capital ratio	6.50%	13.96%	13.60%	12.62%
Total risk-based capital ratio	10.00%	14.83%	14.47%	13.51%
Tier 1 risk-based capital ratio	8.00%	13.96%	13.60%	12.62%
Tier 1 leverage ratio	5.00%	11.96%	11.54%	10.75%

1 Represents ratios required to be considered well capitalized under prompt corrective action provisions. The prompt corrective action provisions are only applicable at the bank level.

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

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Nonperforming loans totaled $12.7 million at June 30, 2019, compared to $14.9 million at March 31, 2019, and $11.9 million at June 30, 2018.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.7% at June 30, 2019, 0.8% at March 31, 2019, and 0.6%  at June 30, 2018.  Purchased credit impaired (“PCI”) loans acquired in our acquisition of ABC Bank totaled $10.8 million, net of purchase accounting adjustments, at June 30, 2019.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets as long as their cash flows and the timing of such cash flows continue to be estimable and probable of collection.

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OREO assets totaled $5.7 million at June 30, 2019, compared to $6.4 million at March 31, 2019, $7.2 million at December 31, 2018, and $8.9 million at June 30, 2018.  Writedowns of $196,000 were recorded in the second quarter of 2019, compared to no writedowns in the first quarter of 2019, and $254,000 of valuation writedowns recorded in the second quarter of 2018.  Nonperforming assets, as a percent of total loans plus OREO, was 1.0% at June 30, 2019, 1.1% at both March 31, 2019 and June 30, 2018, and 1.2% at December 31, 2018.

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Total loans were $1.90 billion at June 30, 2019, reflecting a slight decrease of $203,000 compared to March 31, 2019, an increase of  $5.9 million compared to December 31, 2018, and an increase of $53.8 million compared to June 30, 2018, due primarily to growth in the commercial, leases, and real estate-commercial portfolios.  Average loans (including loans held-for-sale) for the second quarter of 2019 were $1.90 billion, reflecting an increase of $1.8 million from the first quarter of 2019, and an increase of $88.2 million from the second quarter of 2018.  Growth in the year over year period is primarily due to our acquisition of ABC Bank on April 20, 2018, which included $227.6 million of loans recorded, net of purchase accounting adjustments, which did not yet have a full quarter of average impact in the second quarter of 2018.  In addition, the year over year period experienced organic growth in the commercial, leases, and real estate-commercial portfolios.

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Available-for-sale securities totaled $492.1 million at June 30, 2019, compared to $509.1 million at March 31, 2019,  $541.2 million at December 31, 2018, and $543.6 million at June 30, 2018.  Pretax net security gains of $986,000 were recorded in the second quarter of 2019, compared to $27,000 of pretax net security gains recorded in the first quarter of 2019, and $312,000 of pretax net security gains recorded in the second quarter of 2018.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INCOME / EXPENSE AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average	Income /	Rate	Average	Income /	Rate	Average	Income /	Rate
	Balance	Expense	%	Balance	Expense	%	Balance	Expense	%
Assets
Interest earning deposits with financial institutions	$19,053	$111	2.34	$18,842	$114	2.45	$19,161	$97	2.03
Securities:
Taxable	229,263	2,223	3.89	236,882	2,414	4.13	268,591	2,392	3.57
Non-taxable (TE)	290,743	2,710	3.74	276,609	2,656	3.89	286,611	2,676	3.74
Total securities	520,006	4,933	3.80	513,491	5,070	4.00	555,202	5,068	3.66
Dividends from FHLBC and FRBC	11,317	156	5.53	11,463	149	5.27	8,619	111	5.17
Loans and loans held-for-sale [1,2]	1,897,324	24,958	5.28	1,895,512	24,126	5.16	1,809,077	22,552	5.00
Total interest earning assets	2,447,700	30,158	4.94	2,439,308	29,459	4.90	2,392,059	27,828	4.67
Cash and due from banks	33,618	-	-	33,749	-	-	36,720	-	-
Allowance for loan and lease losses	(19,435)	-	-	(19,235)	-	-	(18,494)	-	-
Other noninterest bearing assets	174,075	-	-	181,767	-	-	176,608	-	-
Total assets	$2,635,958			$2,635,589			$2,586,893

Liabilities and Stockholders' Equity
NOW accounts	$442,430	$373	0.34	$448,518	$379	0.34	$443,586	$238	0.22
Money market accounts	288,698	262	0.36	299,305	270	0.37	317,775	193	0.24
Savings accounts	313,822	124	0.16	307,740	122	0.16	298,240	70	0.09
Time deposits	422,975	1,641	1.56	445,076	1,618	1.47	460,909	1,444	1.26
Interest bearing deposits	1,467,925	2,400	0.66	1,500,639	2,389	0.65	1,520,510	1,945	0.51
Securities sold under repurchase agreements	44,184	147	1.33	45,157	149	1.34	44,655	104	0.93
Other short-term borrowings	93,369	575	2.47	98,328	607	2.50	58,199	276	1.90
Junior subordinated debentures	57,704	931	6.47	57,692	927	6.52	57,657	927	6.45
Senior notes	44,196	672	6.10	44,171	672	6.17	44,096	672	6.11
Notes payable and other borrowings	13,101	107	3.28	15,273	116	3.08	19,795	95	1.92
Total interest bearing liabilities	1,720,479	4,832	1.13	1,761,260	4,860	1.12	1,744,912	4,019	0.92
Noninterest bearing deposits	645,580	-	-	625,423	-	-	618,765	-	-
Other liabilities	19,586	-	-	13,750	-	-	15,679	-	-
Stockholders' equity	250,313	-	-	235,156	-	-	207,537	-	-
Total liabilities and stockholders' equity	$2,635,958			$2,635,589			$2,586,893
Net interest income (TE) [2]		$25,326			$24,599			$23,809
Net interest margin (TE) [2]			4.15			4.09			3.99
Interest bearing liabilities to earning assets	70.29%			72.20%			72.95%

1 Interest income from loans is shown on a tax equivalent basis, which is a non-GAAP financial measure as discussed in the table on page 15, and includes fees of $184,000 for the second quarter of 2019, $229,000 for the first quarter of 2019, and $233,000 for the second quarter of 2018. Nonaccrual loans are included in the above stated average balances.

2 Tax equivalent basis is calculated using a marginal tax rate of 21% in 2019 and 2018. See the discussion entitled “Non-GAAP Presentations” below and the table on page 15 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $25.3 million for the quarter ended June 30, 2019, which reflects an increase of $726,000 compared to the first quarter of 2019, and an increase of $1.5 million compared to the second quarter of 2018.  The tax equivalent adjustment for the second quarter of 2019 was $572,000, compared to $563,000 for the first quarter of 2019, and $567,000 for the second quarter of 2018.  Growth in interest earning assets in the second quarter of 2019, compared to the first quarter of 2019, was primarily due to non-taxable securities growth and organic loan growth, while growth in both the second and first quarters of 2019 compared to the second quarter of 2018, was primarily due to our acquisition of ABC Bank on April 20, 2018, which resulted in the addition of $227.6 million of loans recorded, net of purchase accounting adjustments. Quarterly average earning assets increased $8.4 million to $2.45 billion for the quarter ended June 30, 2019,  compared to $2.44 billion for the first quarter of 2019, while the yield on average earning assets increased four basis points over the same period.  Average loan growth, including loans held-for-sale, was $1.8 million for the quarter ended June 30, 2019, compared to the quarter ended March 31, 2019, while the year over year growth in the second quarter average loans, including loans held-for-sale, was $88.2 million.   In addition to the ABC Bank acquisition in the second quarter of 2018, the year over year growth was also due to organic loan growth over the last twelve months, driven primarily by commercial loan and lease portfolio originations, as well as a home equity loan (“HELOC”) portfolio purchase of $20.7 million in the fourth quarter of 2018.

Tax equivalent securities income decreased $137,000 in the second quarter of 2019 compared to the first quarter of 2019, due to a reduction in yields.  Tax equivalent securities income decreased by $135,000 in the second quarter of 2019, compared to the second quarter of 2018,  due primarily to a reduction in average balances.    Minimal security portfolio composition changes have occurred over the past year due to lack of relative value among possible investment sectors and consequent opportunities to shift allocation of investments from lower return sectors to those with higher returns.   This resulted in a lower security volume, but a higher yield overall in the year over year period.    Our overall yield on tax equivalent securities was 3.80% for the second quarter of 2019, 4.00% for the first quarter of 2019 and 3.66% for the second quarter of 2018.

 The cost of interest bearing liabilities for the second quarter of 2019 increased by one basis point from the first quarter of 2019, and increased by 21 basis points from the second quarter of 2018.  Average interest bearing liabilities decreased $40.8 million in the second quarter of 2019, compared to the first quarter of 2019, primarily driven by a decrease in interest-bearing time, money market and NOW deposits.  In addition, interest bearing liabilities declined as average other short-term borrowings decreased $5.0 million in the second quarter of 2019, compared to the first quarter of 2019.  Total average interest bearing liabilities decreased $24.4 million in the second quarter of 2019, compared to the second quarter of 2018, due to the reduction in interest bearing deposits of $52.6 million.  Growth in average demand deposits over the linked quarter period of $20.2 million and in the year over year period of $26.8 million has assisted the Company in controlling its cost of funds stemming from average interest bearing deposits, which totaled 0.66% for the second quarter of 2019, compared to 0.65% in the first quarter of 2019 and 0.51% in the second quarter of 2018.

For the quarter ended June 30, 2019, average other short-term borrowings, which consisted solely of FHLBC advances, totaled  $93.4 million, compared to $98.3 million for the quarter ended March 31, 2019, and $58.2 million for the quarter ended June 30, 2018.  Average rates paid on short-term FHLBC advances have increased from 1.90% in the second quarter of 2018 to 2.47% for the second quarter of 2019, reflecting the rising interest rate environment.  The Company’s junior subordinated debt issuances and senior debt issuance reflected no material change in rates or volume from the linked quarter or year over year periods. Finally, average notes payable and other borrowings included  long-term FHLBC advances acquired in our acquisition of ABC Bank of $13.1 million for the second quarter of 2019, $15.3 million for the first quarter of 2019, and $19.8 million for the second quarter of 2018.

The net interest margin (TE) increased six basis points to 4.15% for the second quarter of 2019 compared to 4.09% for the first quarter of 2019 due primarily to growth in loan yields impacted by the rising interest rate environment, which increased income from average earning assets more significantly than expenses related to average interest bearing liabilities, as well as growth in non-interest bearing deposits.   The net interest margin (TE) in the second quarter of 2019 was 16 basis points higher than the second quarter of 2018, due primarily to increases in total interest earning assets, as well as the rising interest rate environment, which increased income from average earning assets more significantly than expenses on average interest bearing liabilities.

Noninterest Income

				2nd Qtr 2019
Noninterest Income	Three Months Ended			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Trust income	$1,739	$1,486	$1,645	17.0	5.7
Service charges on deposits	1,959	1,862	1,769	5.2	10.7
Residential mortgage banking revenue
Secondary mortgage fees	203	136	195	49.3	4.1
Mortgage servicing rights mark to market (loss)	(1,137)	(819)	(105)	(38.8)	(982.9)
Mortgage servicing income	491	457	627	7.4	(21.7)
Net gain on sales of mortgage loans	1,163	762	1,240	52.6	(6.2)
Total residential mortgage banking revenue	720	536	1,957	34.3	(63.2)
Securities gain, net	986	27	312	N/M	216.0
Increase in cash surrender value of BOLI	320	458	351	(30.1)	(8.8)
Debit card interchange income	1,166	987	1,132	18.1	3.0
Other income	1,253	1,126	1,366	11.3	(8.3)
Total noninterest income	$8,143	$6,482	$8,532	25.6	(4.6)

N/M - Not meaningful.

The $1.7 million increase in noninterest income in the second quarter of 2019, compared to the first quarter of 2019, was driven by aggregate increases of $1.8 million in trust income, service charges on deposits, total residential mortgage banking income, securities gains, net, debit card interchange income and other income which increased net income, which were partially offset by a decrease of $138,000 of income recorded related to the cash surrender value of BOLI.

The decrease in noninterest income for the year over year period of $389,000 was primarily driven by a $1.2 million reduction in total residential mortgage banking revenue stemming from rising interest rates and the resultant mark to market loss on MSRs in the second quarter of 2019.  These reductions were partially offset by aggregate increases of $992,000 resulting from growth in trust income, service charges on deposits, securities gains, net and debit card interchange income.  The decrease in other income for the second quarter of 2019, compared to the second quarter of 2018, was primarily attributable to a reduction in commercial interest rate swap fees of $255,000 and lease syndication fees of $39,000 partially offset by certain contract incentive fees of $80,000 recorded in the second quarter of 2019.

Noninterest Expense

				2nd Qtr 2019
Noninterest Expense	Three Months Ended			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Salaries	$9,004	$8,634	$9,703	4.3	(7.2)
Officers incentive	893	882	740	1.2	20.7
Benefits and other	1,690	2,096	1,912	(19.4)	(11.6)
Total salaries and employee benefits	11,587	11,612	12,355	(0.2)	(6.2)
Occupancy, furniture and equipment expense	1,925	1,989	1,652	(3.2)	16.5
Computer and data processing	1,524	1,332	2,741	14.4	(44.4)
FDIC insurance	116	174	165	(33.3)	(29.7)
General bank insurance	236	250	299	(5.6)	(21.1)
Amortization of core deposit intangible asset	121	132	97	(8.3)	24.7
Advertising expense	381	234	492	62.8	(22.6)
Debit card interchange expense	233	147	301	58.5	(22.6)
Legal fees	243	126	286	92.9	(15.0)
Other real estate owned expense, net	248	50	429	396.0	(42.2)
Other expense	3,512	3,148	3,469	11.6	1.2
Total noninterest expense	$20,126	$19,194	$22,286	4.9	(9.7)
Efficiency ratio (GAAP)[1]	61.91%	62.35%	69.16%
Adjusted efficiency ratio (non-GAAP)[2]	60.66%	60.98%	57.88%

1  The efficiency ratio shown in the table above is a GAAP financial measure calculated as noninterest expense, excluding OREO expenses and amortization of core deposits, divided by the sum of net interest income and total noninterest income less net gains and losses on securities and any BOLI death benefit recorded.

2 The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of BOLI. See the discussion entitled “Non-GAAP Presentations” below and the table on page 16 that provides a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the second quarter of 2019 increased $932,000, or 4.9%, compared to the first quarter of 2019, and decreased $2.2 million, or 9.7%, compared to the second quarter of 2018.  The linked quarter increase is primarily attributable to a $192,000 increase in computer and data processing, a $147,000 increase in advertising expense, an $86,000 increase in debit card interchange expense, a $117,000 increase in legal fees, a $198,000 increase in other real estate owned expense due to valuation writedowns in the second quarter of 2019, and a $364,000 increase in other expense. Other expense increased in the second quarter of 2019, compared to the first quarter of 2019, due to external audit fees, commercial loan-related expenses, appraisal fees, and ATM operating expenses. These increases were partially offset by aggregate decreases of $133,000 in occupancy, furniture and equipment expense, FDIC insurance and amortization of core deposit intangible assets in the second quarter of 2019 compared to the first quarter of 2019.

The year over year decrease in noninterest expense is primarily attributable to our ABC Bank acquisition in the first quarter of 2018, which resulted in higher costs for the second quarter of 2018 due to conversion related expenses.  Salaries and employee benefits expense, computer and data processing and advertising expense decreased an aggregate of $2.1 million due to acquisition costs incurred; in addition, other real estate owned expense, net, decreased $181,000 in the second quarter of 2019, compared to the second quarter of 2018, due to a reduction in the balance of OREO held.  Partially offsetting the year over year decreases were increases to occupancy, furniture and equipment expense of $273,000 and amortization of core deposit intangibles of $24,000.

Earning Assets

				June 30, 2019
Loans	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Commercial	$337,848	$324,450	$299,536	4.1	12.8
Leases	98,379	87,730	66,687	12.1	47.5
Real estate - commercial	825,091	835,904	808,264	(1.3)	2.1
Real estate - construction	93,079	94,787	115,486	(1.8)	(19.4)
Real estate - residential	393,547	399,866	404,908	(1.6)	(2.8)
Home equity line of credit "HELOC"	128,673	133,859	127,986	(3.9)	0.5
Other[1]	13,533	14,018	13,969	(3.5)	(3.1)
Total loans, excluding deferred loan costs and PCI	1,890,150	1,890,614	1,836,836	(0.0)	2.9
Net deferred loan costs	1,959	1,681	1,112	16.5	76.2
Total loans, excluding PCI	1,892,109	1,892,295	1,837,948	(0.0)	2.9
PCI loans, net of purchase accounting adjustments	10,834	10,851	11,214	(0.2)	(3.4)
Total loans	$1,902,943	$1,903,146	$1,849,162	(0.0)	2.9

1 Other class includes consumer and overdrafts.

Total loans decreased by $203,000 for the second quarter of 2019 compared to March 31, 2019,  and increased $53.8 million for the year over year period.  The majority of the year over year increase is due to organic growth in commercial loans, leases, and real estate-commercial loans.

				June 30, 2019
Securities	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Securities available-for-sale, at fair value
U.S. Treasury	$4,025	$3,960	$3,876	1.6	3.8
U.S. government agencies	9,812	10,360	12,216	(5.3)	(19.7)
U.S. government agency mortgage-backed	16,999	15,306	13,407	11.1	26.8
States and political subdivisions	251,295	281,172	276,112	(10.6)	(9.0)
Corporate bonds	-	-	700	-	(100.0)
Collateralized mortgage obligations	64,867	64,330	61,432	0.8	5.6
Asset-backed securities	82,725	70,811	109,263	16.8	(24.3)
Collateralized loan obligations	62,357	63,151	66,638	(1.3)	(6.4)
Total securities available-for-sale	$492,080	$509,090	$543,644	(3.3)	(9.5)

The investment portfolio was $492.1 million as of June 30, 2019, a decrease of $17.0 million from $509.1 million as of March 31, 2019, and a decrease of $51.6 million from June 30, 2018.  The portfolio composition has remained relatively static over the past year, with exceptions noted in states and political subdivisions and asset-backed securities due to sales, calls or maturities in those portfolios.   The largely consistent portfolio composition is due to lack of relative value among possible investment sectors and consequent opportunities to shift allocation of investments from lower return sectors to those with higher returns.  Security sales recorded in the second quarter of 2019 resulted in net securities gains of $986,000, compared to $27,000 of net securities gains in the first quarter of 2019, and $312,000 of net security gains in the second quarter of 2018.

Asset Quality

				June 30, 2019
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Nonaccrual loans	$11,089	$13,383	$9,421	(17.1)	17.7
Performing troubled debt restructured loans accruing interest	1,570	1,550	1,300	1.3	20.8
Loans past due 90 days or more and still accruing interest	-	4	1,153	(100.0)	(100.0)
Total nonperforming loans	12,659	14,937	11,874	(15.3)	6.6
Other real estate owned	5,668	6,365	8,912	(11.0)	(36.4)
Total nonperforming assets	$18,327	$21,302	$20,786	(14.0)	(11.8)

PCI loans, net of purchase accounting adjustments	$10,834	$10,851	$11,214	(0.2)	(3.4)

30-89 days past due loans	$8,888	$7,544	$9,617
Nonaccrual loans to total loans	0.6%	0.7%	0.5%
Nonperforming loans to total loans	0.7%	0.8%	0.6%
Nonperforming assets to total loans plus OREO	1.0%	1.1%	1.1%
Purchased credit-impaired loans to total loans	0.6%	0.6%	0.6%

Allowance for loan and lease losses	$19,372	$19,316	$19,321
Allowance for loan and lease losses to total loans	1.0%	1.0%	1.0%
Allowance for loan and lease losses to nonaccrual loans	174.7%	144.3%	205.1%

Nonperforming loans consist of nonaccrual loans, performing troubled debt restructured loans accruing interest and loans 90 days or more past due and still accruing interest.  We do not consider PCI loans, which showed evidence of deteriorated credit quality at acquisition, to be nonperforming assets as long as their cash flows and the timing of such cash flows continue to be estimable and probable of collection.  Nonperforming loans to total loans was 0.7% in the second quarter of 2019, 0.8% in the first quarter of 2019, and 0.6% for the second quarter of 2018. Nonperforming assets to total loans plus OREO ended at 1.0% in the second quarter of 2019 compared to 1.1% in both the first quarter of 2019 and the second quarter of 2018, reflecting stable nonperforming metrics as loan portfolio growth occurred over the last year, as well as continued OREO liquidations over the past year and write-downs recorded in 2019 and 2018.  Finally, the allowance for loan and lease losses to total loans was 1.0% as of June 30, 2019, March 31, 2019, and June 30, 2018.

The following table details the accretable discount on all of our purchased loans for the quarters ended June 30, 2019,  and March 31, 2019.

Purchased Accounting Accretion
(dollars in thousands)	Accretable Discount- Non-PCI Loans	Accretable Discount- PCI Loans	Non-Accretable Discount- PCI Loans	Total
Beginning balance, April 1, 2019	$1,502	$1,085	$5,969	$8,556
Accretion	(286)	(108)	-	(394)
Charge-offs	-	(48)	(467)	(515)
Transfer	-	2	(2)	-
Ending balance, June 30, 2019	$1,216	$931	$5,500	$7,647

	Accretable Discount - Non-PCI Loans	Accretable Discount - PCI Loans	Non-Accretable Discount - PCI Loans	Total
Beginning balance, January 1, 2019	$1,867	$1,099	$5,969	$8,935
Accretion	(365)	(14)	-	(379)
Ending balance, March 31, 2019	$1,502	$1,085	$5,969	$8,556

The following table shows classified assets by segment for the following periods.

				June 30, 2019
Classified loans	As of			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018
Commercial	$7,704	$7,075	$393	8.9	N/M
Leases	125	114	539	9.6	(76.8)
Real estate-commercial, nonfarm	19,186	22,079	12,362	(13.1)	55.2
Real estate-commercial, farm	1,210	1,222	1,248	(1.0)	(3.0)
Real estate-construction	273	2,589	366	(89.5)	(25.4)
Real estate-residential:
Investor	1,029	991	1,029	3.8	-
Multi-Family	493	487	3,302	1.2	(85.1)
Owner occupied	3,773	4,728	5,428	(20.2)	(30.5)
HELOC	2,078	1,966	1,633	5.7	27.3
Other[1]	24	28	18	(14.3)	33.3
Total classified loans, excluding PCI	35,895	41,279	26,318	(13.0)	36.4
PCI loans, net of purchase accounting adjustments	10,834	10,851	11,214	(0.2)	(3.4)
Total classified loans	$46,729	$52,130	$37,532	(10.4)	24.5

N/M - Not meaningful.

1  Other class includes consumer and overdrafts.

Classified loans include nonaccrual, performing troubled debt restructurings, PCI loans, and all other loans considered substandard, as shown above.  Classified loans totaled $46.7 million as of June 30, 2019, a decrease of $5.4 million, or 10.4%, from the prior linked quarter, and an increase of $9.2 million, or 24.5%, from the second quarter of 2018.  The $10.8 million of PCI loans as of June 30, 2019, $10.9 million as of March 31, 2019, and $11.2 million as of June 30, 2018, stems from our acquisition of ABC Bank in 2018.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	June 30,	% of	March 31,	% of	June 30,	% of
	2019	Total [2]	2019	Total [2]	2018	Total [2]
Commercial	$61	15.5	$(18)	(12.9)	$(77)	(24.3)
Leases	-	-	-	-	8	2.5
Real estate-commercial, nonfarm
Owner general purpose	42	10.7	87	62.1	27	8.5
Owner special purpose	-	-	(3)	(2.1)	-	-
Non-owner general purpose	(12)	(3.0)	(15)	(10.7)	(20)	(6.3)
Non-owner special purpose	-	-	139	99.3	476	150.2
Retail properties	-	-	-	-	-	-
Total real estate-commercial, nonfarm	30	7.7	208	148.6	483	152.4
Real estate-construction
Homebuilder	-	-	(1)	(0.7)	-	-
Land	-	-	-	-	(2)	(0.6)
Commercial speculative	(2)	(0.5)	2	1.4	-	-
All other	1	0.3	-	-	2	0.6
Total real estate-construction	(1)	(0.2)	1	0.7	-	-
Real estate-residential
Investor	(3)	(0.8)	(10)	(7.1)	(63)	(19.9)
Multi-Family	-	-	(8)	(5.7)	(11)	(3.5)
Owner occupied	(11)	(2.8)	(14)	(10.0)	(26)	(8.2)
Total real estate-residential	(14)	(3.6)	(32)	(22.8)	(100)	(31.6)
HELOC	267	67.8	(46)	(32.9)	(26)	(8.2)
Other[1]	51	12.8	27	19.3	29	9.2
Net charge-offs / (recoveries)	$394	100.0	$140	100.0	$317	100.0

1  Other class includes consumer and overdrafts.

2 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended June 30, 2019, were $474,000, compared to $345,000 for the quarter ended March 31, 2019, and $699,000 for the quarter ended June 30, 2018.  Gross recoveries were $80,000 for the quarter ended June 30, 2019, compared to $205,000 for the quarter ended March 31, 2019, and $382,000 for the second quarter of 2018. Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $2.08 billion at June 30, 2019, which reflects a decrease of $45.7 million compared to March 31, 2019, stemming from aggregate decreases in savings, NOW, money market and time deposits of $48.7 million, partially offset by an increase in demand deposits of $3.0 million.  Total deposits decreased $84.1 million in the year over year period reflecting decreases in NOW, money market and time deposits of $106.2 million, partially offset by aggregate increases in demand deposits and savings accounts of $22.1 million.

Borrowings

As of June 30, 2019, we had $87.1 million outstanding in other short-term borrowings compared to $85.0 million as of March 31, 2019, and $76.6 million as of June 30, 2018.

The Company is indebted on senior notes totaling $44.2 million, net of deferred issuance costs, as of June 30, 2019.  The Company is also indebted on $57.7 million of junior subordinated debentures, net of deferred issuance costs, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  Notes payable and other borrowings is comprised of $11.0 million of long-term FHLBC advances acquired with our ABC Bank acquisition, with terms ranging from June 9, 2020, to February 2, 2026.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including adjusted net income, adjusted earnings per share, the presentation of net interest income and net interest margin on a fully taxable equivalent basis, and efficiency ratio calculations.  Management believes the adjusted earnings per share data is more informative for the user if the per share impact of certain activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 6.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on page 15-16 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, July 25, 2019, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 844-369-8770.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on August 1, 2019, by dialing 877-481-4010, using Conference ID:  49597.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	June 30,	December 31,
	2019	2018
Assets
Cash and due from banks	$38,036	$38,599
Interest earning deposits with financial institutions	20,181	16,636
Cash and cash equivalents	58,217	55,235
Securities available-for-sale, at fair value	492,080	541,248
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	10,608	13,433
Loans held-for-sale	5,142	2,984
Loans	1,902,943	1,897,027
Less: allowance for loan and lease losses	19,372	19,006
Net loans	1,883,571	1,878,021
Premises and equipment, net	42,551	42,439
Other real estate owned	5,668	7,175
Mortgage servicing rights, net	5,818	7,357
Goodwill and core deposit intangible	21,561	21,814
Bank-owned life insurance ("BOLI")	62,322	61,544
Deferred tax assets, net	14,277	21,280
Other assets	21,791	23,473
Total assets	$2,623,606	$2,676,003

Liabilities
Deposits:
Noninterest bearing demand	$632,900	$618,830
Interest bearing:
Savings, NOW, and money market	1,023,621	1,040,668
Time	421,253	457,175
Total deposits	2,077,774	2,116,673
Securities sold under repurchase agreements	54,166	46,632
Other short-term borrowings	87,125	149,500
Junior subordinated debentures	57,710	57,686
Senior notes	44,208	44,158
Notes payable and other borrowings	11,035	15,379
Other liabilities	34,324	16,894
Total liabilities	2,366,342	2,446,922

Stockholders’ Equity
Common stock	34,825	34,720
Additional paid-in capital	119,762	119,081
Retained earnings	192,612	175,463
Accumulated other comprehensive income (loss)	6,112	(4,079)
Treasury stock	(96,047)	(96,104)
Total stockholders’ equity	257,264	229,081
Total liabilities and stockholders’ equity	$2,623,606	$2,676,003

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest and dividend income
Loans, including fees	$24,924	$22,512	$49,023	$41,248
Loans held-for-sale	31	35	53	55
Securities:
Taxable	2,223	2,392	4,637	4,562
Tax exempt	2,141	2,114	4,239	4,175
Dividends from FHLBC and FRBC stock	156	111	305	217
Interest bearing deposits with financial institutions	111	97	225	146
Total interest and dividend income	29,586	27,261	58,482	50,403
Interest expense
Savings, NOW, and money market deposits	759	501	1,530	845
Time deposits	1,641	1,444	3,259	2,619
Securities sold under repurchase agreements	147	104	296	183
Other short-term borrowings	575	276	1,182	605
Junior subordinated debentures	931	927	1,858	1,854
Senior notes	672	672	1,344	1,344
Notes payable and other borrowings	107	95	223	95
Total interest expense	4,832	4,019	9,692	7,545
Net interest and dividend income	24,754	23,242	48,790	42,858
Provision for loan and lease losses	450	1,450	900	728
Net interest and dividend income after provision for loan and lease losses	24,304	21,792	47,890	42,130
Noninterest income
Trust income	1,739	1,645	3,225	3,140
Service charges on deposits	1,959	1,769	3,821	3,361
Secondary mortgage fees	203	195	339	357
Mortgage servicing rights mark to market (loss) gain	(1,137)	(105)	(1,956)	200
Mortgage servicing income	491	627	948	1,079
Net gain on sales of mortgage loans	1,163	1,240	1,925	2,157
Securities gains, net	986	312	1,013	347
Increase in cash surrender value of BOLI	320	351	778	599
Death benefit realized on BOLI	-	-	-	1,026
Debit card interchange income	1,166	1,132	2,153	2,144
Other income	1,253	1,366	2,379	2,627
Total noninterest income	8,143	8,532	14,625	17,037
Noninterest expense
Salaries and employee benefits	11,587	12,355	23,199	22,562
Occupancy, furniture and equipment	1,925	1,652	3,914	3,210
Computer and data processing	1,524	2,741	2,856	4,085
FDIC insurance	116	165	290	321
General bank insurance	236	299	486	550
Amortization of core deposit intangible	121	97	253	118
Advertising expense	381	492	615	833
Debit card interchange expense	233	301	380	582
Legal fees	243	286	369	445
Other real estate expense, net	248	429	298	602
Other expense	3,512	3,469	6,660	6,332
Total noninterest expense	20,126	22,286	39,320	39,640
Income before income taxes	12,321	8,038	23,195	19,527
Provision for income taxes	3,043	1,777	5,449	3,777
Net income	$9,278	$6,261	$17,746	$15,750

Basic earnings per share	$0.31	$0.21	$0.59	$0.53
Diluted earnings per share	0.31	0.21	0.58	0.52
Dividends declared per share	0.01	0.01	0.02	0.02

Ending common shares outstanding	29,896,529	29,747,078	29,896,529	29,747,078
Weighted-average basic shares outstanding	29,896,231	29,747,078	29,871,081	29,703,508
Weighted-average diluted shares outstanding	30,389,892	30,337,282	30,366,889	30,253,440

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2018				2019
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cash and due from banks	$29,776	$36,720	$34,608	$34,915	$33,749	$33,618
Interest earning deposits with financial institutions	13,819	19,161	17,975	19,142	18,842	19,053
Cash and cash equivalents	43,595	55,881	52,583	54,057	52,591	52,671

Securities available-for-sale, at fair value	549,161	555,202	542,297	538,882	513,491	520,006
FHLBC and FRBC stock	8,920	8,619	8,905	10,758	11,463	11,317
Loans held-for-sale	2,353	2,868	3,220	2,617	1,853	2,870
Loans	1,600,594	1,806,209	1,839,341	1,855,283	1,893,659	1,894,454
Less: allowance for loan and lease losses	18,263	18,494	19,696	19,247	19,235	19,435
Net loans	1,582,331	1,787,715	1,819,645	1,836,036	1,874,424	1,875,019

Premises and equipment, net	37,472	41,796	42,651	42,731	42,270	42,271
Other real estate owned	7,884	7,951	7,801	7,159	6,779	6,012
Mortgage servicing rights, net	7,347	7,697	7,915	8,130	7,334	6,551
Goodwill and core deposit intangible	8,911	9,035	21,990	21,879	21,747	21,618
Bank-owned life insurance ("BOLI")	61,273	60,920	61,283	61,616	61,661	62,124
Deferred tax assets, net	26,739	26,825	27,680	25,531	20,878	16,458
Other assets	16,881	22,384	21,976	20,309	21,098	19,041
Total other assets	166,507	176,608	191,296	187,355	181,767	174,075
Total assets	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589	$2,635,958

Liabilities
Deposits:
Noninterest bearing demand	$554,624	$618,765	$625,982	$634,611	$625,423	$645,580
Interest bearing:
Savings, NOW, and money market	970,998	1,059,601	1,064,801	1,045,744	1,055,563	1,044,950
Time	382,422	460,909	467,933	461,677	445,076	422,975
Total deposits	1,908,044	2,139,275	2,158,716	2,142,032	2,126,062	2,113,505

Securities sold under repurchase agreements	40,275	44,655	46,850	44,628	45,157	44,184
Other short-term borrowings	87,444	58,199	55,119	83,588	98,328	93,369
Junior subordinated debentures	57,645	57,657	57,669	57,681	57,692	57,704
Senior Notes	44,071	44,096	44,121	44,146	44,171	44,196
Notes payable and other borrowings	-	19,795	20,768	17,987	15,273	13,101
Other liabilities	13,969	15,679	20,142	17,108	13,750	19,586
Total liabilities	2,151,448	2,379,356	2,403,385	2,407,170	2,400,433	2,385,645

Stockholders' equity
Common stock	34,647	34,717	34,717	34,717	34,775	34,825
Additional paid-in capital	117,734	117,793	118,366	118,800	119,051	119,381
Retained earnings	147,309	155,553	162,486	172,363	180,398	188,453
Accumulated other comprehensive loss	(1,871)	(4,232)	(4,714)	(7,204)	(3,102)	3,705
Treasury stock	(96,400)	(96,294)	(96,294)	(96,141)	(95,966)	(96,051)
Total stockholders' equity	201,419	207,537	214,561	222,535	235,156	250,313
Total liabilities and stockholders' equity	$2,352,867	$2,586,893	$2,617,946	$2,629,705	$2,635,589	$2,635,958

Total Earning Assets	$2,174,847	$2,392,059	$2,411,738	$2,426,682	$2,439,308	$2,447,700
Total Interest Bearing Liabilities	1,582,855	1,744,912	1,757,261	1,755,451	1,761,260	1,720,479

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2018				2019
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Interest and Dividend Income
Loans, including fees	$18,732	$22,512	$23,377	$24,144	$24,099	$24,924
Loans held-for-sale	24	35	39	33	22	31
Securities:
Taxable	2,170	2,392	2,491	2,524	2,414	2,223
Tax exempt	2,061	2,114	2,064	2,102	2,098	2,141
Dividends from FHLB and FRBC stock	106	111	121	131	149	156
Interest bearing deposits with financial institutions	49	97	84	104	114	111
Total interest and dividend income	23,142	27,261	28,176	29,038	28,896	29,586
Interest Expense
Savings, NOW, and money market deposits	344	501	642	670	771	759
Time deposits	1,175	1,444	1,568	1,643	1,618	1,641
Securities sold under repurchase agreements	79	104	140	138	149	147
Other short-term borrowings	329	276	311	512	607	575
Junior subordinated debentures	927	927	930	933	927	931
Senior notes	672	672	672	672	672	672
Notes payable and other borrowings	-	95	173	130	116	107
Total interest expense	3,526	4,019	4,436	4,698	4,860	4,832
Net interest and dividend income	19,616	23,242	23,740	24,340	24,036	24,754
(Release) provision for loan and lease losses	(722)	1,450	-	500	450	450
Net interest and dividend income after (release) provision for loan and lease losses	20,338	21,792	23,740	23,840	23,586	24,304
Noninterest Income
Trust income	1,495	1,645	1,644	1,633	1,486	1,739
Service charges on deposits	1,592	1,769	1,923	2,044	1,862	1,959
Secondary mortgage fees	162	195	199	140	136	203
Mortgage servicing rights mark to market gain (loss)	305	(105)	(11)	(923)	(819)	(1,137)
Mortgage servicing income	452	627	471	389	457	491
Net gain on sales of mortgage loans	917	1,240	965	669	762	1,163
Securities gains, net	35	312	13	-	27	986
Increase in cash surrender value of BOLI	248	351	347	38	458	320
Death benefit realized on BOLI	1,026	-	-	-	-
Debit card interchange income	1,012	1,132	1,135	1,141	987	1,166
Other income	1,261	1,366	1,128	1,371	1,126	1,253
Total noninterest income	8,505	8,532	7,814	6,502	6,482	8,143
Noninterest Expense
Salaries and employee benefits	10,207	12,355	11,165	10,435	11,612	11,587
Occupancy, furniture and equipment	1,558	1,652	1,782	1,922	1,989	1,925
Computer and data processing	1,344	2,741	1,247	1,413	1,332	1,524
FDIC insurance	156	165	162	170	174	116
General bank insurance	251	299	230	259	250	236
Amortization of core deposit intangible	21	97	136	133	132	121
Advertising expense	341	492	492	242	234	381
Debit card interchange expense	281	301	320	38	147	233
Legal fees	159	286	243	147	126	243
Other real estate expense, net	173	429	(370)	165	50	248
Other expense	2,863	3,469	3,304	3,853	3,148	3,512
Total noninterest expense	17,354	22,286	18,711	18,777	19,194	20,126
Income before income taxes	11,489	8,038	12,843	11,565	10,874	12,321
Provision for income taxes	2,000	1,777	3,201	2,945	2,406	3,043
Net income	$9,489	$6,261	$9,642	$8,620	$8,468	$9,278

Basic earnings (loss) per share	$0.32	$0.21	$0.32	$0.29	$0.28	$0.31
Diluted earnings (loss) per share	0.31	0.21	0.32	0.28	0.28	0.31
Dividends paid per share	0.01	0.01	0.01	0.01	0.01	0.01

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	June 30, 2019		March 31, 2019		June 30, 2018
	Amount	Per share	Amount	Per Share	Amount	Per Share
Adjusted Net Income and adjusted diluted earnings per share (EPS), including certain items
Net income (GAAP)	$9,278	$0.31	$8,468	$0.28	$6,261	$0.21
Add:
Acquisition related costs, net, after tax	-	-	-	-	2,468	0.08
Adjusted net income, including certain items	$9,278	$0.31	$8,468	$0.28	$8,729	$0.29

	Quarters Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Net Interest Margin
Interest income (GAAP)	$29,586	$28,896	$27,261
Taxable-equivalent adjustment:
Loans	3	5	5
Securities	569	558	562
Interest income (TE)	30,158	29,459	27,828
Interest expense (GAAP)	4,832	4,860	4,019
Net interest income (TE)	$25,326	$24,599	$23,809
Net interest income (GAAP)	$24,754	$24,036	$23,242
Average interest earning assets	$2,447,700	$2,439,308	$2,392,059
Net interest margin (GAAP)	4.06%	4.00%	3.90%
Net interest margin (TE)	4.15%	4.09%	3.99%

	GAAP			Non-GAAP
	Three Months Ended			Three Months Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2019	2018
Efficiency Ratio / Adjusted Efficiency Ratio
Noninterest expense	$20,126	$19,194	$22,286	$20,126	$19,194	$22,286
Less amortization of core deposit	121	132	97	121	132	97
Less other real estate expense, net	248	50	429	248	50	429
Less acquisition related costs	N/A	N/A	N/A	-	-	3,168
Noninterest expense less adjustments	$19,757	$19,012	$21,760	$19,757	$19,012	$18,592

Net interest income	$24,754	$24,036	$23,242	$24,754	$24,036	$23,242
Taxable-equivalent adjustment:
Loans	N/A	N/A	N/A	3	5	5
Securities	N/A	N/A	N/A	569	558	562
Net interest income including adjustments	24,754	24,036	23,242	25,326	24,599	23,809
Noninterest income	8,143	6,482	8,532	8,143	6,482	8,532
Less securities gain, net	986	27	312	986	27	312
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI	N/A	N/A	N/A	85	122	93
Noninterest income (less) / including adjustments	7,157	6,455	8,220	7,242	6,577	8,313

Net interest income including adjustments plus noninterest income (less) / including adjustments	$31,911	$30,491	$31,462	$32,568	$31,176	$32,122
Efficiency ratio / Adjusted efficiency ratio	61.91%	62.35%	69.16%	60.66%	60.98%	57.88%